UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2006

MFA MORTGAGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

350 Park Avenue, 21st Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 207-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 24, 2006, MFA Mortgage Investments, Inc. (the “Company”) entered into amended and restated employment agreements with Stewart Zimmerman, Ronald A. Freydberg, William S. Gorin, Timothy W. Korth II and Teresa D. Covello. Under these agreements, Mr. Zimmerman will continue to serve as Chairman, President and Chief Executive Officer, Mr. Freydberg will continue to serve as Executive Vice President and Chief Portfolio Officer, Mr. Gorin will continue to serve as Chief Financial Officer/Executive Vice President, Mr. Korth will continue to serve as General Counsel, Senior Vice President – Business Development and Secretary and Ms. Covello will continue to serve as Senior Vice President, Chief Accounting Officer and Treasurer. The employment agreement for Mr. Zimmerman has a term ending on December 31, 2010, the employment agreements for Messrs. Freydberg and Gorin each have a term ending on December 31, 2008, and the employment agreements for Mr. Korth and Ms. Covello each have a term ending on December 31, 2007. All of the above employment agreements provide for an automatic one-year renewal subject to earlier termination in certain circumstances.

     The employment agreement for Mr. Zimmerman provides that the annual base compensation to be provided to him will be comprised of annual cash compensation of no less than $900,000 and an annual award of the Company’s common stock valued at $100,000 on the date of grant. The shares of common stock provided as part of Mr. Zimmerman’s annual base compensation shall be issued under the Company’s 2004 Equity Compensation Plan and may not be transferred or sold during the term of his employment until the value of Mr. Zimmerman’s holdings in the Company exceed five times his annual base compensation. The employment agreements for Messrs. Freydberg and Gorin provide that the annual base salary to be paid to each of Messrs. Freydberg and Gorin will be equal to a minimum of $675,000. In addition, the employment agreements provide for a performance bonus for Messrs. Zimmerman, Freydberg and Gorin that is to be paid out of a performance bonus pool, a portion of which will be paid in the form of restricted shares of the Company’s common stock. The employment agreements for Mr. Korth and Ms. Covello provide that the annual base salary to be paid to Mr. Korth and Ms. Covello will be equal to a minimum of $275,000 and $225,000, respectively. The employment agreements for Mr. Korth and for Ms. Covello provide for the opportunity for each individual to earn a performance bonus approved by the Compensation Committee. Under the terms of each of the above-mentioned employment agreements, each individual may receive such additional compensation, including awards of stock options or other equity-based awards, as determined in the discretion of the Compensation Committee.

     If Mr. Zimmerman’s employment is terminated by the Company without cause or by Mr. Zimmerman for good reason, he will be entitled to severance generally equal to three times his annual base compensation and performance bonus. In addition, all of Mr. Zimmerman’s outstanding restricted stock, phantom shares and stock options will immediately vest in full. Upon notice by the Company to not renew the term of Mr. Zimmerman’s employment, he will be entitled to a payment equal to his annual base compensation and certain other accrued payments that may be payable to him at such time. Each of the employment agreements for Messrs. Freydberg, Gorin and Korth, as well as Ms. Covello, provide that if the employment of any such individual is terminated by the Company without cause or by the individual for good reason, they will be entitled to continued annual base salary and health insurance coverage until the later of one year from the date of such termination of employment or the end of the employment term. In addition, all outstanding restricted stock, phantom shares and stock options held by such individuals will immediately vest in full. With respect to Messrs. Freydberg and Gorin, an election by the Company to not renew the existing term of the individual’s employment agreement shall be treated as a termination by the Company without cause.

     The employment agreement for Mr. Zimmerman provides that, in the event his employment is terminated in connection with a change in control of the Company, Mr. Zimmerman shall be entitled to (a) an amount equal to three times the sum of his then-current annual base compensation and bonus for the preceding year, (b) immediate vesting of all outstanding restricted stock, phantom shares, and stock options, and (c) continued participation, at the Company’s expense, in all health, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement. Each of the employment agreements for Messrs. Freydberg and Gorin provides that, in the event their employment is terminated in connection with a change in control of the Company, each individual shall be entitled to (a) an amount equal to three times the sum of their then-current annual base salary and the highest bonus received by the individual in the two preceding years, (b) immediate vesting of all outstanding restricted stock, phantom shares, and stock options, and (c) continued participation, at the Company’s expense, in all health, life insurance, retirement and other benefit programs for the balance of the term of their employment agreement. The employment agreements for each of Mr. Korth and Ms. Covello provide for the same payments and benefits as Messrs. Freydberg and Gorin if their employment is terminated in connection with a change in control of the Company, except they are entitled to two and one-half times the sum of their current annual base salary and the highest bonus received by the individual in the two preceding years. Mr. Zimmerman’s change in control protection extends for up to two years following a change in control, and one year with respect to such other individuals.

     Each of the employment agreements for Messrs. Zimmerman, Freydberg, Gorin, Korth and Ms. Covello includes a prohibition on (a) providing services to or acquiring certain interests in any mortgage REIT, and (b) soliciting employees of the Company, in either case without the Company’s consent, for one-year following termination of employment; provided, that, the non-compete obligation described in clause (a) of this sentence will not be effective, with respect to Messrs. Zimmerman, Freydberg and Gorin, in the event any such individual elects not to renew the existing term of his employment agreement, and, with respect to Mr. Korth and Ms. Covello, in the event either they or the Company elects not to renew the existing term of their employment agreement.

Item 9.01 Exhibits

(c) Exhibits

10.1	Employment Agreement by and between the Company and Stewart Zimmerman

10.2	Employment Agreement by and between the Company and Ronald A. Freydberg

10.3	Employment Agreement by and between the Company and William S. Gorin

10.4	Employment Agreement by and between the Company and Timothy W. Korth II

10.5	Employment Agreement by and between the Company and Teresa D. Covello

10.6	Restricted Stock Award Agreement by and between the Company and Stewart Zimmerman

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006

By:	/s/ Timothy W. Korth

Timothy W. Korth
General Counsel and Senior Vice President – Business Development